                                                                EXHIBIT 3.1


Microfilm Number ________  Filed with the Department of State on   Feb 12, 1993
                                                                   -------------

Entity Number   869683
               ---------        ------------------------------------------------
                                         Secretary of the Commonwealth

                          GENESIS HEALTH VENTURES, INC.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is:     Genesis Health Ventures, Inc.
                                         ----------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 148 West State Street       Kennett Square   PA          19348     Chester
- -------------------------------------------------------------------------------
      Number and Street         City             State        Zip      County

    (b) c/o:___________________________________________________________________
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it
   was incorporated is:             Act of May 5, 1933 (P.L. 364), as amended
                        ------------------------------------------------------

4.  The date of its incorporation is:    May 16, 1985
                                         ---------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    _____ The amendment shall be effective
          on:__________________________at____________________________
             Date                        Hour

6.  (Check one of the following):

    __x__ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    _____ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment adopted by the corporation, set forth in full, is as follows:

          RESOLVED, that the Articles of Incorporation of the Company be and they hereby are amended and restated in their entirety as set forth on Exhibit "A" hereto.

    _____ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.  (Check if the amendment restates the Articles):

    __x__ The restated Articles of Incorporation supersede the original
          Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this _______ day of ________, 1993.


                          GENESIS HEALTH VENTURES, INC.




                          By: /s/ Lewis J. Hoch
                              --------------------------------
                                  Lewis J. Hoch
                                    Secretary

                                                                   EXHIBIT "A"


                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                       OF GENESIS HEALTH VENTURES, INC.


         1. The name of the corporation is Genesis Health Ventures, Inc.

         2. The location and address of the registered office of the corporation is 148 West State Street, Kennett Square, Pennsylvania 19348.

         3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purposes:

            To have unlimited power to engage in or to do any lawful act concerning any or all lawful businesses for which corporations may be incorporated under the Pennsylvania Business
            Corporation Law, as amended, and to own, operate and manage businesses engaged in healthcare services.

         4. The term for which the corporation is to exist is perpetual.

         5. The aggregate number of shares which the corporation shall have authority to issue is twenty-five million (25,000,000) shares, consisting of
(a) twenty million (20,000,000) shares of common stock, par value $.02 per share, and (b) five million (5,000,000) shares of preferred stock, as more fully described in Article 6 below ("Preferred Stock").

         6. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences, qualifications, limitations, restrictions, and special or relative rights (if any) of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

         (a) the voting rights and powers (if any) of the Preferred Stock and each series thereof;

         (b) the rates and times at which, and the terms and conditions on which, dividends (if any) on Preferred Stock, and each series thereof, will be paid, and any dividend preferences or rights of cumulation;

         (c) the rights (if any) of holders of Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

                  (d) the redemption rights (if any) of the corporation and the holders of the Preferred Stock and each series thereof and the times at which, and the terms and conditions on which, Preferred Stock, and each series thereof, may be redeemed; and

                  (e) the rights and preferences (if any) of the holders of Preferred Stock, and each series thereof, upon the voluntary liquidation, dissolution or winding up of the corporation.

         7. Shareholders of the corporation are not entitled to cumulate their votes in the election of directors.

         8. (a) The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director in Class I shall hold office until the annual meeting of shareholders in 1995 (or until the action of shareholders in lieu thereof); each director in Class II shall hold office until the annual meeting of shareholders in 1996 (or until the action of shareholders in lieu thereof); and each director in Class III shall hold office until the annual meeting of shareholders in 1994 (or until the action of shareholders in lieu thereof).

            (b) The number of directors which shall constitute the whole Board of Directors of the corporation shall be the number from time to time fixed by the bylaws of the corporation (which number shall not be less than three), and such number of directors so fixed in such bylaws may be changed only by receiving the affirmative vote of (i) the holders of at least eighty percent (80%) of all the shares of the corporation then entitled to vote on such change, or (ii) seventy-five percent (75%) of the directors in office at the time of vote. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. The directors of this corporation need not be shareholders.

            (c) Each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation, retirement or removal of a director, such vacancy shall be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

            (d) Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of all of the outstanding shares of capital stock of the corporation entitled to vote for that purpose, except that if the Board of Directors, by an affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose.

         9. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or shareholders entitled to cast thirty percent (30%) of the votes which all shareholders are entitled to cast at the particular meeting. Any such request of directors or shareholders shall state the purpose or purposes of the proposed meeting.

         10. Except for a "Business Combination" (as defined below) which has been approved by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors of the corporation, any Business Combination, in addition to any affirmative vote required by law, shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article 10, each share of the Voting Stock shall have the number of votes granted to it pursuant to Articles 5 and 6 of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term "Business Combination" as used in this Article 10 shall mean:

                  (a) any merger or consolidation of the corporation or any corporation of which the shares of stock having a majority of the general voting power in electing the Board of Directors are, at the time as of which any determination is being made, owned by the corporation either directly or indirectly ("Subsidiary"); or

                  (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the corporation and its Subsidiaries; provided that transactions which are financing transactions (such as sale-leaseback transactions) shall not be deemed to be Business Combinations for purposes of this Article 10; or

                  (c) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or

                  (d) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any Subsidiary.

         11. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with (collectively, "Amend") Articles 8, 9, 10, 11, 12 or 13 of these Articles of Incorporation, unless such Amendment has been approved by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors of the corporation, in which event such Amendment may be approved by the affirmative vote the holders of a majority of the outstanding Voting Stock, voting together as a single class.

         12. As provided in the corporation's Amended and Restated Articles of Incorporation filed on March 29, 1991 with the Department of State of the Commonwealth of Pennsylvania, the corporation reaffirms that the provisions contained in Subchapters E, G, H, I and J of Chapter 25 of the Pennsylvania Business Corporation Law, as it may be amended from time to time, shall not be applicable to the corporation.

         13. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to consider any and all of the following:

                  (i) whether the offer price is acceptable based on the historical and present operating results or financial conditions of the corporation;

                  (ii) whether a more favorable price could be obtained for the corporation's securities in the future;

                  (iii) the impact which an acquisition of the corporation would have on the employees, suppliers and customers of the corporation and its Subsidiaries and on the communities served by the corporation and its Subsidiaries;

                  (iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, suppliers and customers of the corporation and its Subsidiaries and the future value of the corporation's stock;

                  (v) the value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the entity whose securities are being offered; and

                  (vi) any antitrust or other legal and regulatory issues that are raised by the offer.

                  (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: (i) advising shareholders not to accept the offer; (ii) commencing litigation against the offeror; (iii) filing complaints with all governmental and regulatory authorities; (iv) acquiring the corporation's securities; (v) selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) obtaining a more favorable offer from another individual or entity.

Microfilm Number ________  Filed with the Department of State on  March 11, 1994
                                                                  -------------

Entity Number   869683
               ---------        ------------------------------------------------
                                         Secretary of the Commonwealth

                          GENESIS HEALTH VENTURES, INC.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is:     Genesis Health Ventures, Inc.
                                         ----------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 148 West State Street       Kennett Square   PA          19348      Chester
- ------------------------------------------------------------------------------
      Number and Street         City             State        Zip        County

    (b) c/o:___________________________________________________________________
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it
   was incorporated is:          Pennsylvania Business Corporation Law of 1988
                        ------------------------------------------------------

4.  The date of its incorporation is:    May 16, 1985
                                         ---------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    _____ The amendment shall be effective
          on:__________________________at____________________________
             Date                        Hour

6.  (Check one of the following):

    __x__ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    _____ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment adopted by the corporation, set forth in full, is as follows:

         RESOLVED, that Article 5 of the Articles of Incorporation of Genesis Health Ventures, Inc. should be amended and restated to read in full as follows:

                  5. The aggregate number of shares which the corporation shall have the authority to issue is Thirty million (30,000,000) shares, consisting of (a) Twenty-five million (25,000,000) shares of common stock, par value $.02 per share, and (b) Five million (5,000,000) shares of preferred stock, as more fully described in Article 6 below ("Preferred Stock").

8.  (Check if the amendment restates the Articles):


    _____ The restated Articles of Incorporation supersede the original
          Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of March, 1994.


                          GENESIS HEALTH VENTURES, INC.




                          By:  /s/ Lewis J. Hoch
                               ---------------------------------------------
                                  Lewis J. Hoch
                                  Vice President, General Counsel & Secretary

Microfilm Number ________  Filed with the Department of State on  March 21, 1995
                                                                  -------------

Entity Number   869683
               ---------        ------------------------------------------------
                                         Secretary of the Commonwealth

                          GENESIS HEALTH VENTURES, INC.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is:     Genesis Health Ventures, Inc.
                                         ----------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 148 West State Street       Kennett Square   PA          19348      Chester
- ------------------------------------------------------------------------------
      Number and Street         City             State        Zip        County

    (b) c/o:___________________________________________________________________
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it  was incorporated
   is:     Business Corporation Law, May 5, 1933, P.L. 364, as amended
           -----------------------------------------------------------

4.  The date of its incorporation is:    May 16, 1985
                                         ---------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    _____ The amendment shall be effective
          on:__________________________at____________________________
             Date                        Hour

6.  (Check one of the following):

    __x__ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    _____ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    __x__ The amendment adopted by the corporation, set forth in full, is as follows:

          Article 5 of the Articles of Incorporation of Genesis Health Ventures, Inc. should be amended and restated to read in full as follows:

          5. The aggregate number of shares which the corporation shall have authority to issue is Forty-five million (45,000,000) shares, consisting of (a) Forty million (40,000,000) shares of common stock, par value $.02 per share, and (b) Five million (5,000,000) shares of preferred stock, as more fully described in Article 6 below ("Preferred Stock").

8.  (Check if the amendment restates the Articles):

    _____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 16th day of March , 1995.


                          GENESIS HEALTH VENTURES, INC.




                          By:   /s/ Lewis J. Hoch
                              ------------------------------------------
                                  Lewis J. Hoch
                                  Vice President, General Counsel & Secretary

Microfilm Number ________  Filed with the Department of State on  May 11, 1995
                                                                  -------------

Entity Number   869083
               ---------        ------------------------------------------------
                                         Secretary of the Commonwealth

        STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1522 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:


1.  The name of the corporation is:     Genesis Health Ventures, Inc.
                                         ----------------------------

- --------------------------------------------------------------------------------

2.  (Check and complete one of the following):


    _____ The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b)
          (relating to divisions and determinations by the board), set forth in full, is as follows:

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
   __X__ The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ss. 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 100,000 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: April 20, 1995.

5.  (Check, and if appropriate complete, one of the following):

    __x__ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

    _____ The amendment shall be effective
          on:__________________________at____________________________
             Date                        Hour

         IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 11th day of May, 1995.


                         GENESIS HEALTH VENTURES, INC.


                         BY:  /s/ George V. Hager, Jr.
                              -------------------------------------------------
                              George V. Hager, Jr.
                              Senior Vice President and Chief Financial Officer

                                   EXHIBIT A

                                    FORM OF
                          CERTIFICATE OF DESIGNATION
                                      OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                         GENESIS HEALTH VENTURES, INC.


         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the corporation (the "Board") by the provisions of Article 6 of the Amended and Restated Articles of Incorporation of the corporation ("Articles") and the provisions of Sections 1521 and 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, the Board hereby creates a series of preferred stock, par value $.01 per share, and determines the designation and number of shares which constitute such series and the relative rights, preferences and limitations of such series as follows:

Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

         Section 2.  Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.02 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first business day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") as provided in paragraphs (B) and (C) of this Section 2 in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 in cash or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount (payable in cash) of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common

Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         (B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share payable in cash on the Series A Preferred Stock shall nevertheless accrue and be cumulative on the outstanding shares of Series A Preferred Stock as provided in paragraph (C) of this Section 2.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. If the corporation shall at any time declare of pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number the of shares of Common Stock that was outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

         (C) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled:

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (as to both dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the holders of the respective series or classes.

         (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (rounded to the nearest cent) equal to greater of (a) $1,000 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment, or
(2) to the holders of stock ranking on a parity (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such Shares are entitled upon such liquidation, dissolution or winding up. If the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. If the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination thereof, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provisions for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), or any combination thereof, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable. So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock (except as provided in 4(A)(iii))unless the corporation shall substantially concurrently also purchase or acquire for consideration a proportionate number of shares of Series A Preferred Stock.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the corporation's Preferred Stock provided the Board in its absolute discretion may issue other such series or classes of the corporation's Preferred Stock which rank junior to the Series A Preferred Stock.

         Section 10. Amendment. The Articles of Incorporation of the corporation shall not be amended in any manner which would materially alter or change the powers, preferences, privileges or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Microfilm Number ________  Filed with the Department of State on  March 13, 1996
                                                                  -------------

Entity Number   869683
               ---------        ------------------------------------------------
                                         Secretary of the Commonwealth

                          GENESIS HEALTH VENTURES, INC.

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is:     Genesis Health Ventures, Inc.
                                         ----------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 148 West State Street       Kennett Square   PA          19348      Chester
- ------------------------------------------------------------------------------
      Number and Street         City             State        Zip       County

    (b) c/o:___________________________________________________________________
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it
   was incorporated is:             Act of May 5, 1933 (P.L. 364), as amended
                        ------------------------------------------------------

4.  The date of its incorporation is:    May 16, 1985
                                         ---------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    _____ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    __x__ The amendment shall be effective
          on:         March 15, 1996   at         12:01 a.m.
             -------------------------   -------------------------------------
             Date                        Hour


6.  (Check one of the following):

    _____ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    __x__ The amendment was adopted by the board of directors pursuant to 15
          Pa.C.S. ss. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    _____ The amendment adopted by the corporation, set forth in full, is as follows:

    __x__ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.  (Check if the amendment restates the Articles):


    _____ The restated Articles of Incorporation supersede the original Article and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7th day of March, 1996.


                          GENESIS HEALTH VENTURES, INC.




                          By: /s/ Michael R. Walker
                              -----------------------------------------
                                Michael R. Walker
                                Chairman and Chief Executive Officer

                                  EXHIBIT "A"

                         GENESIS HEALTH VENTURES, INC.
              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


         Article 5 of the Articles of Incorporation of the corporation, as amended, shall be amended to read in full as follows:

                  "The aggregate number of shares which the corporation shall have authority to issue is Sixty-Five Million (65,000,000) shares, consisting of: (a) Sixty Million (60,000,000) shares of common stock, par value $.02 per share, and (b) Five Million (5,000,000) shares of preferred stock, as more fully described in Article 6."